                                                                Execution Copy

                                                                Exhibit 4.2


                                   AGREEMENT
                                   ---------


     THIS AGREEMENT (the "Agreement") dated as of April 28, 1994, is entered into by and among Alco Health Services Corporation, a Delaware corporation (the "Company"), the holders listed on the signature pages hereto (the "Holders"), and W. R. Huff Asset Management Co., L.P. ("W. R. Huff").


                                   Background
                                   ----------

     Each of the Holders either (i) owns beneficially and of record that aggregate principal amount of the Company's 14.5% Senior Subordinated Notes due 1999 (the "Notes") as is set forth on the signature page for such Holder or (ii) owns of record that aggregate principal amount of the Notes as is set forth on the signature page for such Holder as nominee for the respective beneficial owners (each, a "Beneficial Owner"). Each of the Beneficial Owners is an investment management client of W.R. Huff. Holders that hold of record as nominees for Beneficial Owners are sometimes referred to herein as "Huff Holders". The Notes were originally issued pursuant to the Company's Indenture dated September 25, 1989, as amended (the "Indenture"). Section 4.14 of the Indenture requires the Company, in the event it fails to meet the consolidated net worth test specified therein, to make an offer to all holders of Notes to purchase an amount of Notes equal to 20% of the principal amount of Notes then outstanding at a purchase price equal to 100% of the principal amount thereof, plus accrued interest thereon (a "Section 4.14 Tender Offer"). The Company has stated to each Holder and W. R. Huff that it may be required to commence one or more Section 4.14 Tender Offers, including a Section 4.14 Tender Offer during the Company's current fiscal year. The Company is willing to pay, and each Holder is willing to receive, a cash amount in exchange for each Holder's agreement not to tender any of the Notes held by such Holder as of the date of this Agreement in any Section 4.14 Tender Offer or to exercise any rights it has or may have with respect to Section 4.14 of the Indenture, all on the terms and conditions provided herein.


                                     Terms
                                     -----

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  Section 1

                                   GENERAL

          Section 1    General. Subject to the terms and conditions herein set
                       -------
forth the Company agrees to pay to each Holder cash in U.S. dollars in the amount set forth on the signature page for such Holder (the "Cash Consideration") in exchange for such Holder's agreement that it will not at any time (i) tender any Notes owned by such Holder as of the date of this Agreement pursuant to a Section 4.14 Tender Offer or (ii) exercise any other rights it has or may have under or in connection with Section 4.14 of the Indenture with respect to such Notes.


                                   Section 2

                                   COVENANTS

          Subject to the terms and conditions herein set forth, effective as of the opening of business on the Closing Date (as defined below), each Holder, severally and not jointly, covenants and agrees as follows:

          Section 2.1  Tender Offer; Other Rights.  Each Holder shall not at any
                       --------------------------
time (i) tender the Notes owned (beneficially or of record) by such Holder as is set forth on the signature page for such Holder (and all Notes issued in exchange therefor or in substitution thereof) pursuant to a Section 4.14 Tender Offer or (ii) exercise any other rights it has or may have under or in connection with Section 4.14 of the Indenture with respect to such Notes.

          Section 2.2  Legend.  Each Holder agrees that the Notes that are owned
                       ------
(beneficially or of record) by such Holder as is set forth on the signature page for such Holder (and all Notes issued in exchange therefor or in substitution thereof), from the Closing (as defined below) and until such time as the same is no longer required under this Agreement, shall bear the following legend:

               THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN AN UNDERWRITTEN PUBLIC OFFERING REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE TERMS OF A CERTAIN AGREEMENT DATED AS OF APRIL 28, 1994 BY AND AMONG THE ISSUER AND CERTAIN PERSONS NAMED THEREIN, AND SUCH AGREEMENT IS BINDING UPON ALL SUCCESSORS AND ASSIGNS OF SUCH PERSONS AND THE HOLDER HEREOF. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

          Section 2.3  Resales and Transfers.  In connection with any sale or
                       ---------------------
transfer of the Notes that are owned (beneficially or of record) by such Holder as is set forth on the signature page for such Holder (and all Notes issued in exchange therefor or in substitution thereof):

          (a) such Notes shall not be traded through The Depository Trust Company ("DTC") or any other book-entry depositary system or be held in the record name of Cede & Co., the nominee of DTC, or the record name of any other nominee of a book-entry depositary system;

          (b) all Notes issued in exchange or substitution for such Notes shall bear the legend specified in Section 2.2 hereof and shall be subject to the terms of Section 2 and Section 7 of this Agreement; and

          (c) prior to any such sale or transfer, such Holder agrees to obtain from the proposed transferee an executed joinder to this Agreement in the form attached as Annex I hereto, and such Holder agrees to forward to the Company an original of each such joinder; provided that if such Holder is a Huff Holder and
                               --------
sells or transfers its Notes to or through BT Securities Corporation ("BT"), BT (and not such Holder) agrees to obtain such joinder from the proposed transferee and BT agrees to forward to the Company an original of each such joinder.

          Section 2.4  Undertaking by W. R. Huff.  Without limiting any rights
                       -------------------------
of the Company against any Huff Holders or their respective Beneficial Owners,
W. R. Huff acknowledges that the Company is entering into this Agreement in reliance on the representations, warranties and undertakings of W.R. Huff hereunder and agrees that it shall cause each Huff Holder and its respective Beneficial Owner to perform their respective obligations hereunder.


                                   Section 3

                                    CLOSING

          Section 3.1  Closing.  The closing of the transactions described in
                       -------
Section 1 (the "Closing") shall take place at the offices of Dechert Price & Rhoads, 477 Madison Avenue, New York, New York on or before May 11, 1994 (the "Closing Date") or on such other date and at such other place as may be mutually agreed upon by the parties hereto. At the Closing, subject to the satisfaction or waiver of the conditions to the Closing set forth in Section 4, (a) the Company shall deliver to each Holder the Cash Consideration in immediately available funds in accordance with the instructions set forth on Schedule A attached hereto, or if the amount of the Cash Consideration to be paid to a Holder is less than $10,000, the Company shall deliver such Holder's Cash Consideration by check, (b) each Holder shall deliver to the trustee under the Indenture (the "Trustee") certificated Notes in the aggregate principal amount set forth opposite such Holder's name on the signature pages hereto and instruct the Trustee where to deliver the newly-legended Notes, and (c) the Trustee shall affix on each such Note the legend specified in Section 2.2 or reissue such Note in certificated form with such legend affixed. At least five (5) business days prior to the Closing Date, the Company shall send to each Holder at its address specified on the Company's books and records a letter of transmittal that each Holder may send to the Trustee for delivery instructions for the Cash Consideration and the newly-legended Notes.


                                   Section 4

                             CONDITIONS TO CLOSING

          Section 4.1  Conditions to Closing for each Holder.  The obligations
                       -------------------------------------
of each Holder under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (a)  Representations and Warranties. (i) The representations and
                    ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date and (ii) the Company shall have performed and complied in all material respects with all agreements or conditions set forth or contemplated herein which are required to be performed or complied with by it on or prior to the Closing Date.

               (b)  Proceedings.  All corporate and other proceedings taken or
                    -----------
to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to each Holder, and each Holder shall have received all counterpart originals or certified or other copies of such documents as it may reasonably request.

               (c)  No Injunction. The transactions contemplated by this
                    -------------
Agreement shall not be prohibited by law or enjoined (temporarily or permanently) on the Closing Date.

          Section 4.2  Conditions to Closing for the Company.  The obligations
                       -------------------------------------
of the Company under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of each Holder contained in this Agreement shall be true and correct in all material respects on the Closing Date and each Holder shall have delivered to the Trustee certificated Notes in the aggregate principal amount set forth opposite such Holder's name on the signature pages hereto.

               (b)  No Injunction. The transactions contemplated by this
                    -------------
Agreement shall not be prohibited by law or enjoined (temporarily or permanently) on the Closing Date.

               (c)  Execution and Delivery.  Holders owning Notes with an
                    ----------------------
aggregate principal amount of $125,300,000 shall have duly executed and delivered this Agreement.

               (d)  Bank Consent. The Company shall have entered into an
                    ------------
amendment of its Credit Agreement dated March 30, 1993 with General Electric Capital Corporation, as Agent for itself and the benefit of the Lenders named therein, and the Lenders named therein (as amended to date, the "Credit Agreement"), in form and substance satisfactory to the Company, consenting to the transactions contemplated hereunder and providing for certain modifications to the covenants of the Company under the Credit Agreement.


                                 Section 5

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to each Holder:

          Section 5.1  Organization and Qualification.  The Company is a
                       ------------------------------
corporation validly existing and in good standing under the laws of the State of Delaware.

          Section 5.2  Authorization; Valid and Binding Agreement.  The Company
                       ------------------------------------------
has the corporate power and corporate authority to execute and deliver this Agreement, and to perform all of its obligations and undertakings hereunder and thereunder. This Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder.

          Section 5.3  Compliance with Indenture. The Company is in full
                       -------------------------
compliance with its obligations under the Indenture.



                                   Section 6

                         REPRESENTATIONS AND WARRANTIES
                         OF EACH HOLDER AND W. R. HUFF


          Section 6.1  Ownership. Each Holder, severally and not jointly,
                       ---------
represents and warrants to the Company:

          (a) For Holders that are not Huff Holders, such Holder is the sole record and beneficial owner of the Notes set forth on its signature page hereto;

          (b) For Huff Holders, such Holder is the sole record owner, and its respective Beneficial Owner is the beneficial owner, of the Notes set forth on its signature page hereto.

          Section 6.2  Due Authorization, Execution and Delivery.  Each Holder,
                       -----------------------------------------
severally and not jointly, represents and warrants to the Company:

          (a) For Holders that are not Huff Holders, such Holder has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or other action of such Holder; and this Agreement constitutes the valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms;

          (b) For Huff Holders, W. R. Huff has the power and authority to execute and deliver this Agreement on behalf of such Holder and its respective Beneficial Owner and to cause the performance of their obligations hereunder; and this Agreement constitutes the valid and binding obligation of such Holder and its respective Beneficial Owner, enforceable against each in accordance with its terms.

          Section 6.3  W. R. Huff.  W. R. Huff represents and warrants to the
                       ----------
Company:

          (a) W. R. Huff has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of W. R. Huff;

          (c)  this Agreement constitutes the valid and binding obligation of
W. R. Huff in accordance with its terms;

          (d) W. R. Huff has the power and authority to execute and deliver this Agreement on behalf of each Huff Holder and its respective Beneficial Owner;

          (e) W. R. Huff has the power and authority to cause each Huff Holder and its respective Beneficial Owner to perform their respective obligations hereunder; and

          (f) this Agreement constitutes the valid and binding obligation of each Huff Holder and its respective Beneficial Owner.


                                   Section 7

                                 MISCELLANEOUS

          Section 7.1  Amendment and Modification.  No failure or delay on the
                       --------------------------
part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law or in equity or otherwise. No waiver of or consent to any departure by any party hereto from any provision of this Agreement shall be effective unless signed in writing by the party waiving compliance, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the parties hereto. Any waiver of any provision of this Agreement and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which it is made or given.

          Section 7.2  Survival of Representations and Warranties.  All
                       ------------------------------------------
representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby.

          Section 7.3  Successors and Assigns; Entire Agreement.  This Agreement
                       ----------------------------------------
and all of the provisions hereof shall be binding upon and inure to the benefit of the Company and any successor obligor to the obligations of the Company under the Indenture pursuant to the provisions of Article V of the Indenture. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Holders and W.R. Huff and their respective transferees, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them as to the subject matter hereof.

          Section 7.4  Separability.  In the event that any provision of this
                       ------------
Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision.

          Section 7.5  Notices.  All notices provided for (other than the letter
                       -------
of transmittal provided in Section 3.1) or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery addressed to the party at its address as follows:

               If to the Company to:

                    Alco Health Services Corporation
                    300 Chester Field Parkway
                    Malvern, Pennsylvania, 19355
                    Attention: Kurt J. Hilzinger

               If to a Holder, at its address on its signature page hereto.


          All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Section 7.6  Governing Law.  The validity, performance, construction
                       -------------
and effect of this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

          Section 7.7  Headings.  The headings in this Agreement are for
                       --------
convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          Section 7.8  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          Section 7.9  Further Assurances.  Each party shall cooperate and take
                       ------------------
such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          Section 7.10  Remedies.  In the event of a breach or a threatened
                        --------
breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          Section 7.11  Pronouns.  Whenever the context may require, any
                        --------
pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.


                                 ALCO HEALTH SERVICES CORPORATION


                                 By:   /s/  Kurt J. Hilzinger
                                      -------------------------
                                      Name: Kurt J. Hilzinger
                                      Title:  V.P. Finance, Treasurer

                                 W. R. HUFF ASSET MANAGEMENT
                                 CO., L.P.


                                 By:   /s/  Donna B. Charlton
                                      -------------------------
                                      Name:  Donna B. Charlton
                                      Title:  General Partner

                                 BT SECURITIES CORPORATION/*/


                                 By:   /s/  M. W. Kennelley
                                      -----------------------
                                      Name:  Mark W. Kennelley
                                      Title:  Managing Director



- --------------------
/*/  Solely for the purposes of Section 2.3(c) hereof.

                                 SIGNATURE PAGE
                                  to Agreement
                           dated as of April 28, 1994
                     with Alco Health Services Corporation


Cash Consideration:                 Name of Holder:
$    104,357.50
 -----------------                  Bankers Trust New York Corporation
                                    ----------------------------------


Address of Holder:                  Signature of Holder:

   130 Liberty Street               By:   /s/  Duncan Hennes
 ---------------------                 -------------------------
   New York, NY  10006                 Name:  Duncan Hennes
 ---------------------                      --------------------
                                       Title:  Senior Vice President
                                             -----------------------
 ---------------------

Notes Held: /*/

                                    Aggregate Principal Amount
Certificate Number:                 Represented by Certificate
- -------------------                 --------------------------



                                    Total:  $41,743,000.00
                                          --------------------



/*/ The foregoing notes are currently held in the DTC for BTNY and prior to May 11, 1994, a certificate will be issued in the name of BTNY.

                                 SIGNATURE PAGE
                                  to Agreement
                           dated as of April 28, 1994
                     with Alco Health Services Corporation


Cash Consideration:                 Name of Holder:
$  2,512.50
 --------------                     BT Securities Corporation
                                    -----------------------------


Address of Holder:                  Signature of Holder:

   130 Liberty Street               By:  /s/  M. W. Kennelley
 --------------------                  --------------------------
   30th Floor                          Name:  Mark W. Kennelley
 --------------------                        --------------------
   NY, NY  10006                       Title:  Managing Director
 --------------------                         -------------------


Notes Held: /*/

                                    Aggregate Principal Amount
Certificate Number:                 Represented by Certificate
- -------------------                 --------------------------



                                    Total:  $1,005,000.00
                                          --------------------

/*/ Such notes were purchased by BT Securities on 4/28/94, which purchase will settle through DTC on 5/6/94. A certificate for such Notes will be issued to BT Securities prior to 5/11/94.

                                   - 11a -

                                 SIGNATURE PAGE
                                  to Agreement
                           dated as of April 28, 1994
                     with Alco Health Services Corporation


Cash Consideration:                 Name of Holder:
See Schedule A Attached
- -----------------------             Cede & Co.*
                                    -----------------------------


Address of Holder:                  Signature of Holder:

c/o W. R. Huff Asset Management Co. By: Cede & Co.
- -----------------------------------     ------------------------
30 Schuyler Place
- -----------------                       By:  W. R. Huff Asset
Morristown, N.J. 07960                    Management Co., L.P.
- ----------------------                    Investment Manager

                                              By:  /s/ Donna B. Charlton
                                                 -----------------------
                                                 Donna B. Charlton
                                                   General Partner
Notes Held:

                                    Aggregate Principal Amount
                                    Represented by DTC Global
Certificate Number:                 Certificate
- -------------------                 ----------------------------

N/A - DTC                           $82,465,000
Global Certificate


                                    Total: 82,465,000
                                           ---------------------


* Solely for the accounts at The Depositary Trust Company ("DTC") listed on the attached Schedule A.

                                 SIGNATURE PAGE
                                  to Agreement
                           dated as of April 28, 1994
                     with Alco Health Services Corporation


Cash Consideration:                 Name of Holder:
See Schedule A Attached
- -----------------------             Nap & Co.*
                                    ----------------------------


Address of Holder:                  Signature of Holder:

c/o W. R. Huff Asset Management Co. By: Nap & Co.
- -----------------------------------     -----------------------
30 Schuyler Place
- -----------------                       By:  W. R. Huff Asset
Morristown, N.J. 07960                    Management Co., L.P.
- ----------------------                    Investment Manager

                                             By:  /s/ Donna B. Charlton
                                                -----------------------
                                                Donna B. Charlton
                                                  General Partner
Notes Held:

                                    Aggregate Principal Amount
Certificate Number:                 Represented by Certificate
- -------------------                 --------------------------
R3113                                       65,000
R4391                                       10,000
RA2265                                     100,000

                                    Total: 175,000
                                           ---------------------

*    Solely for the accounts so indicated on the attached Schedule A.

                                                                         Annex I

                                    JOINDER

          The undersigned transferee of $_______ aggregate principal amount of Alco Health Services Corporation 14.5% Senior Subordinated Notes due 1999 hereby joins in and agrees to be bound by Sections 2 and 7 of the Agreement dated as of April 28, 1994 by and among Alco Health Services Corporation and certain persons named therein as if the undersigned (i) were an original party to such Agreement and (ii) owned beneficially and of record the principal amount of Notes set forth above on April 25, 1994.



                                    Name:________________________
                                    By:  ________________________
                                    Title:_______________________